UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 5, 2010

Active Power, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12

Austin, Texas 78758

(Address of principal executive offices, including zip code)

(512) 836-6464

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 5, 2010, Active Power, Inc. (“Active Power” or the “Company”) received notification from the NASDAQ Listing Qualifications department that the Company has regained compliance with the $1.00 minimum bid price requirement for continued listing set forth in NASDAQ Listing Rule 5450(a)(1) (the “Minimum Bid Price Rule”).

As previously disclosed on March 30, 2010, NASDAQ notified Active Power on March 24, 2010, that its common stock failed to maintain a minimum bid price of $1.00 over the previous 30 consecutive business days as required by the Minimum Bid Price Rule. Since the time of such notification, the closing bid price of the Company’s common stock has been at $1.00 per share or greater for at least 10 consecutive business days. Accordingly, the Company has regained compliance with the Minimum Bid Price Rule.

A copy of the press release issued by the Company on August 9, 2010 with respect to this matter is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of Active Power, Inc. dated August 9, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: August 9, 2010	By:	/S/ JAMES A. CLISHEM
James A. Clishem
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Active Power, Inc. dated August 9, 2010.